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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45330, 333-45332, 333-62894, 333-86350 and 333-135398) and Form S-3 (Nos. 333-122435, 333-115670, 333-112542, 333-129519, 333-131310, 333-136023, 333-137030, 333-139191 and 333-146818) of Arena Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated February 29, 2008, with respect the consolidated financial statements of Arena Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Arena Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
San Diego, California February 29, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm